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                                                                    EXHIBIT 21-1


                           THE NAVIGATORS GROUP, INC.
                                AND SUBSIDIARIES



SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 1997:


                                                           JURISDICTION IN
NAME                                                       WHICH ORGANIZED
----                                                       ---------------

Navigators Insurance Company                                   New York
NIC Insurance Company                                          New York
Somerset Marine, Inc.                                          New York
Somerset of Georgia, Inc.                                      Georgia
Somerset Insurance Services of Texas, Inc.                     Texas
Somerset Insurance Services of California, Inc.                California
Somerset Insurance Services of Washington, Inc.                Washington
Somerset Marine Aviation Property Managers, Inc.               New Jersey
Somerset Asia Pacific Pty Limited                              Sydney, Australia
Somerset Marine (UK) Limited                                   London, UK
Navigators Corporate Underwriters, Ltd.                        London, UK
Navigators Holdings (UK) Limited                               London, UK
Somerset Services Pte. Ltd.                                    Singapore